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                                  EXHIBIT 99.1

                        PRESS RELEASE DATED JULY 31, 2001


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NEWS ANNOUNCEMENT

DATE:             JULY 31, 2001

CONTACT:          SUSAN COOKE

TO:               NEW MEDIA

RELEASE DATE:     IMMEDIATE


                          COASTAL FINANCIAL CORPORATION
                          ANNOUNCES 3 FOR 2 STOCK SPLIT


Myrtle Beach, South Carolina (July 31, 2001) -- Coastal Financial Corporation (Nasdaq/CFCP) today announced that the Corporation's Board of Directors, at a special meeting held today, declared a 3 for 2 stock split on the Company's common stock in the form of a 50% stock dividend. The stock dividend will be payable August 28, 2001 to Shareholders of record as of August 14, 2001.

Shareholders of record will receive one additional share for every two shares held as of the close of business on the record date. Fractional shares resulting from the stock split will be paid in cash based on the average of the high and low bid prices on the payment date, as adjusted for the split.

As a result of the common stock dividend, earnings per share will be retroactively restated for all previous periods. As restated, earnings per share for the nine months ended June 30, 2001 were $0.63 ($0.62 diluted), as compared to $0.56 ($0.56 diluted) for the comparable 2000 period.

Michael G. Gerald, President of Coastal Federal, said, "We are very pleased to continue to reward our Shareholders for their investment with this stock dividend. This action reflects the significant increase in the price of our shares over the past year, the continuing emergence of our primary market area as one of the fastest growing in the nation, the Corporation's strong financial performance and our belief that the price of Coastal Financial Corporation Common Stock should be within a range that is attractive to individual investors who are also consumers of the full array of financial services provided throughout Coastal Federal and Coastal Investor Services."

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Savings Bank and Coastal Investor Services. Coastal Federal, with assets over $770 million, is a federally chartered and FDIC insured community bank with fifteen offices serving the communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North Carolina. Coastal Investor Services engages in the sale of alternative financial products.



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STOCK TRADING INFORMATION

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol "CFCP." For information, contact Raymond James Financial Services at 1-843-918- 7600, Herzog, Heine, Geduld, Inc. at 1-800-523-4936,
Knights Securities at 212-336-8690, Spear, Leeds & Kellogg at 1-800-526-3160 or Trident Securities at 1-800-222-2618.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new shareholders a convenient means for making purchase of Coastal Financial shares free of fees and brokerage commissions and at a discount to market price. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1349, Ext. 2511, or Investor Relations.

SHAREHOLDER SERVICES

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

INVESTOR RELATIONS

Analysts, investors and other seeking financial information should contact:

      Susan J. Cooke-- Vice President and Secretary
      Coastal Financial Corporation
      2619 Oak Street
      Myrtle Beach, South Carolina 29577
      (843) 626-0467
      susan.cooke@coastalfederal.com
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FORWARDS LOOKING STATEMENTS

This report may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent the Company's expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in certain forward-looking statements include the timing and amount of revenues that may be recognized by the Company, continuation of certain revenue and expense trends (including trends affecting charge-offs), absence of unforeseen changes in the Company's markets, legal and regulatory changes, and general changes in the economy (particularly in the markets served by the Company). The Company disclaims any obligation to update such forward-looking statements.

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